SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 26, 2004

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (952) 594-3300

Not applicable

(Former name or former address, if changed since last report)

Item 7.		Financial Statements and Exhibits.

	(c)	Exhibits.

		99.1	Press release of International Multifoods Corporation dated April 26, 2004.

Item 9.		Regulation FD Disclosure

On April 26, 2004, International Multifoods Corporation (“Multifoods”) announced that a special meeting of shareholders will be held on June 17, 2004 to consider and approve Multifoods’ previously announced merger agreement with The J.M. Smucker Company (“Smucker”).  The record date for the special meeting of shareholders is May 3, 2004.  See Multifoods’ press release dated April 26, 2004, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Important Legal Information

Smucker has filed with the Securities and Exchange Commission (SEC) a joint proxy statement-prospectus and other relevant materials regarding the proposed merger transaction.  Investors are urged to read the joint proxy statement-prospectus and any other relevant documents filed by Smucker or Multifoods with the SEC because they contain important information about Smucker, Multifoods and the proposed transaction.  Investors may obtain free copies of the documents filed with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by Multifoods by requesting them in writing from International Multifoods Corp., 110 Cheshire Lane, Minnetonka, Minnesota  55305-1060, Attention:  Investor Relations, or by telephone at 952-594-3385.

Multifoods and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Multifoods’ shareholders with respect to the proposed merger.  Information about the directors and executive officers of Multifoods and their ownership of Multifoods shares is set forth in the joint proxy statement-prospectus filed with the SEC on April 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: April 26, 2004	By	/s/ John E. Byom
John E. Byom
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1         Press release of International Multifoods Corporation dated April 26, 2004.